Exhibit 5.1

DLA Piper US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

July 15, 2008

RAIT FINANCIAL TRUST

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Re:	Registration Statement on Form S-3 (Registration No. 333- )

Ladies and Gentlemen:

We serve as special Maryland counsel to RAIT Financial Trust, a Maryland real estate investment company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance of an indeterminate number or amount, as the case may be, of (collectively, the “Offered Securities”): (a) common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”); (b) preferred shares of beneficial interest, $0.01 par value per share, of the Company (“Preferred Shares”); (c) warrants to purchase debt or equity securities of the Company (the “Warrants”); and (d) senior debt or subordinated debt securities (the “Debt Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate public offering price not to exceed $750,000,000 and which are covered by the above-identified Registration Statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”) in the form in which it was transmitted to the Commission under the Act;

2. The declaration of trust of the Company, as amended, supplemented and corrected (the “Declaration”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

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July 15, 2008

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by its Secretary;

4. Resolutions adopted by the Board of Trustees of the Company (the “Board”) relating to (a) the registration, sale and issuance of the Offered Securities and (b) the creation and delegation of authority to a Pricing Committee of the Board (the “Pricing Committee”) in connection therewith, certified as of the date hereof by the Secretary of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

6. A certificate (the “Officer’s Certificate”) executed by Raphael Licht, Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Equity Shares (as defined in the Declaration) contained in Article VII of the Declaration.

6. Prior to the issuance of Common Shares or Preferred Shares, the Pricing Committee will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law.

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July 15, 2008

7. Prior to the issuance of Common Shares or Preferred Shares, the Company will have available for issuance, under the Declaration, the requisite number of authorized but unissued Common Shares or Preferred Shares, as the case may be.

8. Any Debt Securities will be issued under a valid and legally binding indenture (each, an “Indenture”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Declaration, the Bylaws and applicable law.

9. Any Warrants will be issued under a valid and legally binding warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Declaration, the Bylaws and applicable law.

10. Appropriate certificates representing Common Shares or Preferred Shares, as the case may be, will be executed and delivered upon the sale and issuance of any Common Shares or Preferred Shares, and will comply with the Declaration, the Bylaws and applicable law.

11. The underwriting, subscription or purchase agreements for the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. With respect to Common Shares, when (a) Common Shares have been duly authorized by the Board, (b) the Registration Statement has become effective under the Act, (c) the terms of the sale and issuance of Common Shares have been duly established in conformity with the Declaration and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) Common Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to Preferred Shares, when (a) Preferred Shares have been duly authorized by the Board, (b) the Registration Statement has become effective under the Act, (c) appropriate articles supplementary to the Declaration relating to the class or series of Preferred Shares to be sold under the Registration Statement (in each such case, “Articles Supplementary”) have been duly approved by the Board and Articles Supplementary have been filed with and accepted for record by the SDAT, (d) the terms of the sale and issuance of such class or series of

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July 15, 2008

Preferred Shares have been duly established in conformity with the Declaration and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) Preferred Shares of such class or series have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to any Warrants, when (a) the Registration Statement has become effective under the Act, (b) the Warrants and the securities of the Company into which the Warrants are exercisable have been duly authorized by the Board, (c) a Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (d) the terms of the Warrants and of their sale and issuance have been duly established in conformity with the Declaration, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Common Shares or Preferred Shares, as the case may be, into which the Warrants are exercisable will be duly authorized.

5. With respect to any Debt Securities, when (a) the Registration Statement becomes effective under the Act, (b) the Debt Securities have been duly authorized by the Board, (c) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (d) the terms of the Debt Securities and of their issuance have been duly established in conformity with the Declaration, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) the Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Debt Securities will be duly authorized.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

RAIT FINANCIAL TRUST

July 15, 2008

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA PIPER US LLP